UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2012
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue, 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2012 Annual Meeting of Stockholders of Fuel Systems Solutions, Inc. (the "Company") was held at 9:30 a.m. Eastern Time on Wednesday, May 23, 2012 at the offices of Day Pitney LLP, 7 Times Square, 20th floor, New York, New York 10036.  As of April 2, 2012 the record date for the Annual Meeting, there were 20,015,967 shares of common stock issued and outstanding.  A quorum of 14,812,037 shares of common stock was present or represented at the Annual Meeting.

(b) The matters submitted to a vote of security holders at the 2012 Annual Meeting of Stockholders of the Company are described in more detail in the Company's proxy statement filed with the Commission on April 9, 2012. The stockholders voted on the following four proposals and cast their votes as follows:

1. Stockholders elected each of the Company's three nominees for director to serve a term of three years to expire at the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified, as set forth below:
Name	Votes For	Withheld	Broker Non-Votes
Mariano Costamagna	11,524,754	121,688	3,165,595
William J. Young	11,495,769	150,673	3,165,595
Troy A. Clarke	11,537,743	108,699	3,165,595

2. Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012, as set forth below:
Votes For	Votes Against	Abstentions	Broker Non-Votes
14,748,508	50,084	13,445	-

3. Stockholders approved the 2011 Stock Option Plan, as set forth below:
Votes For	Votes Against	Abstentions	Broker Non-Votes
11,279,292	325,038	42,112	3,165,595

4. Stockholders approved, on an advisory basis, the 2011 executive compensation, as set forth below:
Votes For	Votes Against	Abstentions	Broker Non-Votes
11,285,690	332,455	28,297	3,165,595

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: May 25, 2012	By: /s/ Pietro Bersani Pietro Bersani Chief Financial Officer